Exhibit 10.12

THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK

OF TRUMP ENTERTAINMENT RESORTS, INC.

THIS CERTIFIES THAT, for value received, TRUMP ENTERTAINMENT RESORTS, INC., a Delaware corporation formerly known as Trump Hotels & Casino Resorts, Inc. (the “Company”), promises to issue to Donald J. Trump, the holder of this Warrant, its nominees, successors or assigns (the “Holder”), 1,217,933 nonassessable shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), upon the payment by the Holder to the Company of the Warrant Price (as defined herein) and to deliver to the Holder a certificate or certificates representing the Common Stock purchased. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as provided herein. The initial warrant price per share of Common Stock shall be equal to $14.60 per share (the “Warrant Price”), subject to adjustment as provided herein.

For the purpose of this Warrant, the term “Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class or classes of stock resulting from successive changes or reclassifications of such class of stock, and the term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

Section 1. Term of Warrant, Exercise of Warrant. (a) Subject to the terms of this Warrant, the Holder shall have the right, at its option, which may be exercised in whole or in part, at any time, and from time to time, commencing at the time of the issuance of this Warrant and until 5:00 p.m. Eastern Time on May 20, 2006 to purchase from the Company the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to purchase on exercise of this Warrant (the “Warrant Shares”). Notwithstanding the foregoing, if the Holder shall have given the Company written notice of its intention to exercise this Warrant on or before 5:00 p.m. Eastern Time on May 20, 2006, the Holder may exercise this Warrant at any time through (and including) the next Business Day following the date that all applicable required regulatory holding periods have expired and all applicable required governmental approvals have been obtained in connection with such exercise of this Warrant by the Holder, if such Business Day is later than on May 20, 2006 (May 20, 2006 or such later date being herein referred to as the “Warrant Expiration Date”). After the Warrant Expiration Date, this Warrant will be void.

(b) The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of Exhibit A hereof duly executed by the Holder, to the Warrant Agent (as defined in that certain New Class 11 Class A Warrant Agreement, dated as of May 20, 2005 (as amended from time to time, the “Class A Warrant Agreement”), by and between the Company and the Warrant Agent identified therein) in accordance with Section 4.1 of the Class A Warrant Agreement, accompanied by the payment in lawful money of the United States of America of an amount (the “Exercise Payment”) equal to the Warrant Price, multiplied by the number of Warrant Shares being purchased pursuant to such exercise. The Company shall cause the Exercise Payment to be administered by the Warrant Agent in accordance with Sections 4.5 and 4.6 of the Class A Warrant Agreement.

(c) Upon any exercise of this Warrant, the Company shall cause the Warrant Agent to issue and cause to be delivered with all reasonable dispatch, but in any event within three Business Days, to or upon the written order of the Holder and, subject to Section 3, in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon such exercise together with such other property, including cash, which may be deliverable upon such exercise. If fewer than all of the Warrant Shares represented by this Warrant are purchased, at the Company’s expense, the Company shall issue (or cause the Warrant Agent to issue on the Company’s behalf) to the Holder a new Warrant of the same tenor as this Warrant evidencing the Warrant Shares not purchased hereunder, together with the issue of the certificates representing the Warrant Shares then being purchased. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company (or the Warrant Agent).

Section 2. Warrant Register, Registration of Transfers.

Section 2.1. Warrant Register. The Company shall keep at its office in Atlantic City, New Jersey (or, in the event the Company’s principal office is no longer in Atlantic City, New Jersey, its then principal office (the “Principal Office”)), a register in which the Company shall record the name and address of the Holder from time to time and all transfers and exchanges of this Warrant (the “Warrant Register”). The Company shall give the Holder prior written notice of any change of the address at which the Warrant Register is kept.

Section 2.2. Registration of Transfers, Exchanges or Assignment of Warrants. The Holder shall be entitled to assign its interest in this Warrant in whole or in part to any person upon surrender thereof accompanied by a written instrument or instruments of transfer in the form of Exhibit B hereof duly executed by the Holder. This Warrant may also be exchanged or combined with warrants of like tenor at the option of the Holder for another Warrant or Warrants of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon presentation thereof to the Company at its Principal Office (or the Warrant Agent) together with a written notice signed by the Holder specifying the denominations in which the new Warrant is or the new Warrants are to be issued.

Upon surrender for transfer or exchange of this Warrant to the Company at its Principal Office (or the Warrant Agent) for transfer or exchange, in accordance with this Section 2, the Company (or the Warrant Agent) shall, without charge (subject to Section 3), execute and deliver a new Warrant or Warrants of like tenor and of a like aggregate amount of Warrant Shares in the name of the assignee named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder with respect to that portion not transferred, and this Warrant shall promptly be canceled.

Section 3. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant.

Section 4. Certain Covenants.

Section 4.1. Reservation of Warrant Shares. There have been reserved and the Company shall at all times keep reserved, out of its authorized but unissued Common Stock, free from any preemptive rights, rights of first refusal or other restrictions (other than pursuant to the Securities Act of 1933, as amended (the “Act”)) a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent, if any, for the Common Stock, and every subsequent transfer agent for any shares of its Common Stock issuable upon the exercise of any of the rights of purchase as set out in this Warrant, shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

Section 4.2. No Impairment. The Company shall not by any action including, without limitation, amending its Restated Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution or issue or sale of securities, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate so that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the then Warrant Price therefor.

Section 4.3. Notice of Certain Corporate Action. In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (c) to effect any capital reorganization, or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Warrant Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 5), the Company shall give to the Holder, a notice of such proposed action, which shall specify the date on which a record is to be taken for purposes of such dividend, distribution of offer of rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least 10 Business Days prior to the record date for determining holders of the Common Stock for purposes of participating in or voting on such action, or at least 10 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, sale or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment in Warrant Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, consolidation, merger, sale or other action.

Section 5. Adjustment of Warrant Price.

Section 5.1. Subdivision or Combination of Stock. In case the Company shall at any time (a) issue a dividend payable in Common Stock or Convertible Securities or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities or (b) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such subdivision or combination shall be adjusted to an amount that bears the same relationship to the Warrant Price in effect immediately prior to such action as the total amount of shares of Common Stock outstanding immediately prior to such action bears to the total number of shares of Common Stock outstanding immediately after such action, and the number of shares of Common Stock purchasable upon the exercise of any Warrant shall be that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of such Warrant by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price in effect after such adjustment.

Section 5.2. Reorganization, Reclassification, Consolidation, Merger or Sale. (a) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, the amount of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares for which this Warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

(b) Notwithstanding the foregoing:

(i) In the event of a merger or consolidation of the Company in which the consideration otherwise receivable in such merger or consolidation by the Holder upon exercise of the Warrant consists of anything other than cash or securities of an issuer whose equity securities are registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Holder shall be entitled to receive, upon exercise hereof, the consideration the Holder would be entitled to receive pursuant to Section 5.2(a).

(ii) In the event of a merger or consolidation of the Company in which the consideration otherwise receivable in such merger or consolidation by the Holder upon exercise of the Warrant consists solely of securities of an issuer whose equity securities are registered under the 1934 Act (a “Public Issuer”), this Warrant may, at the option of the corporation surviving the merger or consolidation, be converted into either the right to receive an amount in cash equal to the number of Warrant Shares for which the Warrant is then being exercised, multiplied by the Market Price of a share of Common Stock (the “Cash Value”) or a warrant to acquire Common Stock of the Public Issuer. In the event the corporation surviving the merger or consolidation elects to convert this Warrant into the right to acquire Common Stock of the Public Issuer, the Warrant Price in effect immediately following such merger or consolidation shall equal the Warrant Price in effect immediately prior to such merger or consolidation, multiplied by a fraction, the numerator of which shall be the Market Price of a share of Common Stock of the Public Issuer and the denominator of which shall be the Market Price of a share of Common Stock of the Company, and the number of shares of Common Stock of the Public Company for which this Warrant shall be exercisable shall equal the number of Warrant Shares represented by this Warrant immediately prior to such merger or consolidation, multiplied by a fraction, the numerator of which shall equal the Market Price of a share of the Company and the denominator of which shall equal the Market Price of a share of the Public Issuer.

Section 5.3. No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 5 shall not apply to any Common Stock issued, issuable or deemed outstanding under Sections 5.1 to 5.2 inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect on the date of issuance hereof or (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof.

Section 5.4. Fractional Shares. The Warrant Agent shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.4, be issuable upon exercise of this Warrant, the Company shall (or shall cause the Warrant Agent to), in lieu thereof, pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the Fair Market Value for a share of Common Stock as of the date of exercise. The term “Fair Market Value” shall mean the closing price of a share of Common Stock or other security on the date of the issuance or sale on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock or such other security is not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices on the date of the issuance or sale on the Nasdaq National Market or, if the Common Stock or such other security is not listed on the Nasdaq National Market, in the over-the-counter market or, if the Common Stock or such other security is not publicly traded, the Fair Market Value for such day shall be the fair market value thereof determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within five Business Days of the date of issuance or sale. Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All fees and expenses of such independent investment banking firm that are incurred in connection with the determination of Fair Market Value shall be borne equally by the Company and the Holder. Notwithstanding the foregoing, in the event of issuances of Common Stock in settlement of obligations of the Company, including without limitation the settlement of any pending action, suit or proceeding, the determination of Fair Market Value shall be made as of the date of the applicable settlement agreement and not the date of issuance as long as the relevant issuance occurs within 30 days of the date of such agreement. In the event the issuance occurs more than 30 days after the date of such agreement, Fair Market Value shall be determined as of the date of such issuance.

Section 5.5. Notice of Adjustment. Upon any adjustment of the Warrant Price, and from time to time upon the request of the Holder, the Company shall furnish to the Holder a notice setting forth the amount of the Warrant Price resulting from such adjustment or otherwise in effect and the number of Warrant Shares then available for purchase under this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 5.6. Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

Section 6. No Rights as a Stockholder; Notice to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

Section 7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company (or the Warrant Agent in accordance with Article XII of the Class A Warrant Agreement) of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will (or will cause the Warrant Agent to, in accordance with Article XII of the Class A Warrant Agreement) issue, in lieu thereof, a new Warrant of like tenor.

Section 8. Notices. All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (a) if to the Holder addressed to it at the address or fax number specified for such Holder in the Warrant Register or at such other address or fax number as the Holder shall have specified to the Company in writing in accordance with this Section 8, and (b) if to the Company, addressed to it at 725 Fifth Avenue, 15th Floor, New York, NY 10022, Attention: General Counsel, Fax No: (212) 688-0397 or at such other address or fax number as the Company shall have specified to the Holder in writing in accordance with this Section 8. Notice given in accordance with this Section 8 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

Section 9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 10. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

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IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 20th day of May, 2005.

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ JOHN P. BURKE
Name:	John P. Burke
Title:	Executive Vice President and Treasurer

Attest:	/s/ ROBERT PICKUS
Secretary

EXHIBIT A

[To be signed only upon exercise of Warrant]

To Trump Entertainment Resorts, Inc.:

The undersigned, the holder of the within Warrant (the “Holder”), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [            ] shares of Common Stock of Trump Entertainment Resorts, Inc. and herewith [makes payment of $[            ] therefor in full payment of the Exercise Payment][tenders securities having a Market Price of $[            ] in full payment of the Exercise Payment ] or [elects to receive a payment equal to the difference between (i) the Market Price (as defined in the Warrant), multiplied by [                ] (the number of Warrant Shares as to which the payment is being elected) and (ii) [                    ], which is the exercise price with respect to such Warrant Shares, in full payment of the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in accordance with the terms of the Warrant], and requests that the certificates for such shares be issued in the name of, and be delivered to [                ], whose address is [                    ].

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address

EXHIBIT B

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto [                            ] the right represented by the within Warrant to purchase [                    ] shares of the Common Stock of Trump Entertainment Resorts, Inc. to which the within Warrant relates, and appoints [            ] attorney to transfer said right on the books of Trump Entertainment Resorts, Inc. with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address

In the presence of: